UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2011
Date of Report (Date of earliest event reported)

US Natural Gas Corp
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1717 Dr. Martin Luther King Jr. St. N, St. Petersburg, FL 33704
(Address of principal executive offices)

(727) 824-2800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Asset Acquisition Term Sheet

On March 16, 2011, the Company executed a term sheet for the acquisition of certain assets of Madison Brothers Investments, LLC located in Edmonson County, Kentucky.  Under the terms, the Company is to receive, via deed, assignment, and transfer, approximately 182 acres of mineral rights, twenty five equipped oil wells, two water injection wells, and five oil and gas leases.  The purchase price for the transaction is Two Hundred Thousand Dollars ($200,000.00) of which the Company has paid Ten Thousand Dollars ($10,000.00) to the Seller upon execution of the term sheet. The transaction is scheduled to close on or before April 30, 2011.

The text of the press release announcing the asset acquisition is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.                            Description

99.1	Press Release of US Natural Gas Corp dated March 21, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US NATURAL GAS CORP
Date: March 21, 2011	By:	/s/ Wayne Anderson
Wayne Anderson
President

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